UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2006

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 19, 2006, in connection with the 2006 Annual Meeting of the Shareholders of The Shaw Group Inc., a Louisiana corporation, (the "Company") to be held on Friday, January 27, 2006, with regard to the proposal to increase by 4,000,000, the number of shares of common stock reserved for issuance under the Company’s 2001 Employee Incentive Compensation Plan, the Board of Directors of the Company (including the members of the Board’s Compensation Committee) has irrevocably determined that if the shareholders approve the referenced amendment to the 2001 Plan, the Board of Directors (or the Compensation Committee thereof) will not authorize awards under the 2001 Plan covering more than an aggregate of 3,000,000 of the 4,000,000 authorized shares of common stock under the proposed amendment, unless and until the shareholders of the Company, at a later annual or special meeting of shareholders, further authorize and approve the issuance of the additional 1,000,000 shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

January 19, 2006	By:	Gary P. Graphia

Name: Gary P. Graphia
Title: Secretary and General Counsel